EXHIBIT 99.1

ResCare Reports Third Quarter 2010 Results

LOUISVILLE, Ky., Nov. 4, 2010 (GLOBE NEWSWIRE) -- ResCare, Inc. (Nasdaq:RSCR) today announced results for the third quarter and nine months ended September 30, 2010.

Third Quarter 2010 Financial Results

Revenues for the third quarter of 2010 were $403.7 million, an increase of 2% over revenues of $395.8 million for the same period in 2009. During the third quarter of 2010, the Company recorded an estimated pre-tax, non-cash charge of $65.6 million ($50.1 million, net of tax, or $1.73 per diluted common share) as a result of the impairment of goodwill at three of its reporting units. The Company also incurred pre-tax costs of approximately $2.0 million ($1.2 million, net of tax, or $0.04 per diluted share) related to the pending transaction with an affiliate of Onex Corporation.  Net loss attributable to common shareholders was $41.9 million, or $1.45 per diluted common share, for the third quarter of 2010, compared with net income attributable to common shareholders of $10.0 million, or $0.35 per diluted common share, in the same period of 2009.

Adjusted net income attributable to common shareholders, which excludes the aforementioned impairment charge and transaction costs, was $8.1 million, or $0.28 per diluted common share, in the third quarter of 2010. Adjusted EBITDA for the third quarter of 2010 was $26.6 million compared with $29.1 million in the prior year quarter.

Ralph G. Gronefeld, Jr., president and chief executive officer, said, "We made progress in the reorganization of our business lines to better reflect our company's growth initiatives, but it is an ongoing process.  We stood our ground financially in one of the most challenging economic times that has brought news just about every week this year of proposed state budget or service cuts.  I must commend our leadership and all our employees for their continued focus on our mission.  We are committed to being a partner with our customers and to finding the most effective, efficient ways to provide the much needed services our constituencies rely upon."

Guidance

Although operations continue to perform in line with ResCare's expectations, the Company announced that, based on the uncertainty of potential adjustments to the goodwill impairment charge in the fourth quarter, it is withdrawing its previously issued earnings guidance for 2010.

A listen only simulcast of ResCare's third quarter 2010 conference call will be available online at www.rescare.com on November 5, 2010, beginning at 9:00 a.m. Eastern Time and a replay available at 11:00 a.m. Eastern Time.

About ResCare

ResCare, with more than 35 years of experience helping people reach their highest level of independence, is one of the largest providers of home care to the elderly and persons with disabilities. It also offers residential and support services to people with intellectual and developmental disabilities and provides education, vocational training and job placement for people of all ages and skill levels. Based in Louisville, Kentucky, ResCare and its nearly 50,000 dedicated employees serve more than a million people a year in 41 states, Washington, D.C., Puerto Rico and a number of international locations. For more information about ResCare, please visit the Company's website at www.rescare.com.

From time to time, ResCare makes forward-looking statements in its public disclosures, including statements relating to expected financial results, revenues that might be expected from new or acquired programs and facilities, its development and acquisition activities, reimbursement under federal and state programs, financing plans, compliance with debt covenants and other risk factors, and various trends favoring privatization of government programs. In ResCare's filings under the federal securities laws, including its annual, periodic and current reports, the Company identifies important factors that could cause its actual results to differ materially from those anticipated in forward-looking statements. Please refer to the discussion of those factors in the Company's filed reports. Statements related to expected financial results are as of this date only, and ResCare does not assume any responsibility to update these statements.

Important Information

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of the Company.  The tender offer in connection with the Onex transaction is being made only pursuant to the Offer to Purchase, Letter of Transmittal and related materials that Onex Rescare Acquisition, LLC filed with the SEC on a combined Tender Offer Statement on Schedule TO and Transaction Statement on Schedule 13E‑3 on October 7, 2010, as amended.  In addition, ResCare filed a Solicitation/Recommendation Statement on Schedule 14D‑9 and Transaction Statement on Schedule 13E-3 with respect to the tender offer on October 7, 2010.  ResCare shareholders should read these materials and any related amendments carefully because these documents contain important information, including the terms and conditions of the offer.  These documents may be obtained for free at the SEC's website at www.sec.gov.  ResCare shareholders may also obtain these documents for free by calling Georgeson Inc., the information agent for the tender offer, at 1-866-203-9357.  Shareholders can obtain these documents when they are filed and become available free of charge from the SEC's website at www.sec.gov. In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about the Company, the tender offer and the share exchange may be obtained, if and when available, without charge, by directing a request to Res-Care, Inc. Attention: David Miles, Chief Financial Officer at 502-394-2137, or on the Company's corporate website at www.rescare.com.

RESCARE, INC.
Unaudited Financial Highlights (In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Income Statement Data:
Revenues	$ 403,675	$ 395,837	$ 1,189,678	$ 1,191,927
Facility and program expenses	367,758	358,829	1,084,126	1,083,763
Facility and program contribution	35,917	37,008	105,552	108,164
Corporate general and administrative	18,141	14,196	47,538	45,027
Goodwill impairment charges	65,577	–	65,577	–
Other operating (income) expense, net	(334)	186	385	(217)
Operating (loss) income	(47,467)	22,626	(7,948)	63,354
Interest expense, net	4,846	3,972	14,613	12,475
(Loss) income before income taxes	(52,313)	18,654	(22,561)	50,879
Income tax (benefit) expense	(10,346)	7,158	636	19,104
Net (loss) income – including noncontrolling interests	(41,967)	11,496	(23,197)	31,775
Net loss – noncontrolling interests	(33)	(159)	(156)	(578)
Net (loss) income – ResCare, Inc.	(41,934)	11,655	(23,041)	32,353
Net income attributable to preferred shareholders	–	1,665	–	4,636
Net (loss) income attributable to common shareholders	$ (41,934)	$ 9,990	$ (23,041)	$ 27,717

Earnings per common share:
Basic (loss) earnings per share	$ (1.45)	$ 0.35	$ (0.80)	$ 0.96
Diluted (loss) earnings per share	$ (1.45)	$ 0.35	$ (0.80)	$ 0.96

Weighted average number of common shares:
Basic	29,017	28,858	28,952	28,757
Diluted	29,017	28,858	28,952	28,757

RESCARE, INC. Unaudited Financial Highlights (continued)
(In thousands, except per share data)

Reconciliation of Net (Loss) Income to Adjusted Net Income Attributable to Common Shareholders:
	Three Months Ended September 30,
	2010		2009
		Per diluted common share		Per diluted common share
Net (loss) income - ResCare, Inc., as reported	$ (41,934)	$ (1.45)	$ 11,655	$ 0.40
Onex transaction costs, net of tax	1,231	0.04	–	–
Goodwill impairment charge, net of tax	50,105	1.73	–	–
Adjusted Net Income – ResCare, Inc.(1)	9,402	0.32	11,655	0.40
Adjusted Net Income attributable to preferred shareholders(2)	(1,337)	(0.04)	(1,665)	(0.05)
Adjusted Net Income attributable to common shareholders(3)	$ 8,065	$ 0.28	$ 9,990	$ 0.35
Weighted average diluted common shares	29,017		28,858

	Nine Months Ended September 30,
	2010		2009
		Per diluted common share		Per diluted common share
Net (loss) income - ResCare, Inc., as reported	$ (23,041)	$ (0.80)	$ 32,353	$ 1.12
Onex transaction costs, net of tax	1,231	0.04	–	–
Goodwill impairment charge, net of tax	50,105	1.73	–	–
Adjusted Net Income – ResCare, Inc.(1)	28,295	0.97	32,353	1.12
Adjusted Net Income attributable to preferred shareholders(2)	(4,031)	(0.13)	(4,636)	(0.16)
Adjusted Net Income attributable to common shareholders(3)	$ 24,264	$ 0.84	$ 27,717	$ 0.96
Weighted average diluted common shares	28,952		28,757

1) Adjusted Net Income – ResCare, Inc. is defined as Net income – ResCare, Inc. before the estimated goodwill impairment charge and the Onex transaction costs, net of their related income tax effects. Adjusted Net Income – ResCare, Inc. and its attribution to preferred and common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from Adjusted Net Income – ResCare, Inc. are significant components in understanding and assessing financial performance. Management believes that Adjusted Net Income – ResCare, Inc. is useful to investors to evaluate performance.

2) Adjusted Net Income attributable to preferred shareholders is determined based on Adjusted Net Income – ResCare, Inc. whereby income is attributed to preferred shareholders.
(3) Adjusted Net Income attributable to common shareholders is determined based on Adjusted Net Income – ResCare, Inc. whereby income is attributed to common shareholders.

RESCARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation of (Loss) Income from Continuing Operations to EBITDA and Adjusted EBITDA:
(Loss) income from continuing operations	$ (41,967)	$ 11,496	$ (23,197)	$ 31,775
Add: Interest, net	4,846	3,972	14,613	12,475
Depreciation and amortization	6,506	6,504	19,271	19,658
Income tax (benefit) expense	(10,346)	7,158	636	19,104
EBITDA(1)	(40,961)	29,130	11,323	83,012
Onex transaction costs	1,970	–	1,970	–
Goodwill impairment charge	65,577	–	65,577	–
Adjusted EBITDA(1)	$ 26,586	$ 29,130	$ 78,870	$ 83,012

	Sept. 30, 2010	Dec. 31, 2009
Balance Sheet Data:
ASSETS

Cash and cash equivalents	$ 10,480	$ 20,672
Accounts receivable, net	227,513	211,350
Other current assets	40,498	48,552
Total current assets	278,491	280,574
Property and equipment, net	73,161	81,347
Goodwill	370,940	422,626
Other assets, net	69,394	60,393
	$ 791,986	$ 844,940

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities	$ 177,116	$ 156,946
Other long-term liabilities	52,819	59,076
Long-term debt	152,180	196,193
Shareholders' equity	409,871	432,725
	$ 791,986	$ 844,940

(1) EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense and income taxes. Adjusted EBITDA is defined as EBITDA before the estimated goodwill impairment charge and Onex transaction costs. EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Management routinely calculates and presents EBITDA and Adjusted EBITDA because it believes that EBITDA and Adjusted EBITDA are useful to investors and are commonly used as analytical indicators within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements under certain covenants contained in the Company's credit agreement.

RESCARE, INC.
Unaudited Financial Highlights (continued)
(In thousands)

	Nine Months Ended September 30,
	2010	2009
Cash Flow Data:
Net (loss) income – including noncontrolling interests	$ (23,197)	$ 31,775
Adjustments to reconcile net (loss) income, including noncontrolling interests, to cash provided by operating activities:
Depreciation and amortization	19,271	19,658
Goodwill impairment charge	65,577	–
Amortization of discount	1,340	909
Share-based compensation	2,224	3,413
Deferred income taxes	(3,548)	7,384
Excess tax expense from share-based compensation	583	–
Provision for losses on accounts receivable	5,402	5,666
Gain on purchase of business	–	(559)
Loss on sale of assets	12	248
Changes in operating assets and liabilities	(1,030)	(1,546)
Cash provided by operating activities	66,634	66,948

Cash flows from investing activities:
Proceeds from sale of assets	306	169
Purchases of property and equipment	(6,937)	(12,654)
Acquisitions of businesses	(21,213)	(17,994)
Cash used in investing activities	(27,844)	(30,479)

Cash flows from financing activities:
Debt repayments, net	(42,987)	(44,851)
Debt issuance costs	(4,519)	(38)
Excess tax expense from share-based compensation	(583)	–
Employee withholding payments on share-based compensation	(881)	(1,302)
Proceeds received from exercise of stock options	–	415
Cash used in financing activities	(48,970)	(45,776)
Effect of exchange rate on cash and cash equivalents	(12)	390
Decrease in cash and cash equivalents	$ (10,192)	$ (8,917)

RESCARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Segment Data:
Revenues:
Community Services	$ 298,872	$ 292,138	$ 880,114	$ 864,188
Job Corps Training Services	28,890	31,966	90,008	113,378
Employment Training Services	67,222	61,167	190,247	175,457
Other	8,691	10,566	29,309	38,904
Consolidated	$ 403,675	$ 395,837	$ 1,189,678	$ 1,191,927

Adjusted Operating Income (Loss)(1):
Community Services	$ 30,799	$ 30,747	$ 86,784	$ 87,604
Job Corps Training Services	2,299	2,241	6,513	8,346
Employment Training Services	4,720	5,009	14,080	12,611
Other	(1,965)	(1,132)	(2,037)	(347)
Total Operating Expenses	(15,773)	(14,239)	(45,741)	(44,860)
Consolidated	$ 20,080	$ 22,626	$ 59,599	$ 63,354

Adjusted Operating Margin(1):
Community Services	10.3%	10.5%	9.9%	10.1%
Job Corps Training Services	8.0%	7.0%	7.2%	7.4%
Employment Training Services	7.0%	8.2%	7.4%	7.2%
Other	(22.6%)	(10.7%)	(7.0%)	(0.9%)
Total Operating Expenses	(3.9%)	(3.6%)	(3.8%)	(3.8%)
Consolidated	5.0%	5.7%	5.0%	5.3%

(1) Adjusted Operating Income is defined as operating income before the estimated goodwill impairment charge and Onex transaction costs. Adjusted Operating Margin is defined as Adjusted Operating Income divided by Revenues. Adjusted Operating Income should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from Adjusted Operating Income are significant components in understanding and assessing financial performance. Management believes that Adjusted Operating Income is useful to investors to evaluate performance. A reconciliation of Adjusted Operating Income to GAAP measures is included in this press release.

RESCARE, INC.
Unaudited Financial Highlights (continued)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Reconciliation of Operating (Loss) Income to Adjusted Operating Income (Loss):
Operating (Loss) Income(1):
Community Services(2)	$ (16,090)	$ 30,747	$ 39,895	$ 87,604
Job Corps Training Services	2,299	2,241	6,513	8,346
Employment Training Services	4,720	5,009	14,080	12,611
Other(3) (4)	(20,653)	(1,132)	(20,725)	(347)
Total Operating Expenses (5)	(17,743)	(14,239)	(47,711)	(44,860)
Consolidated	$ (47,467)	$ 22,626	$ (7,948)	$ 63,354

Adjustments:
Community Services(2)	$ 46,889	$ –	$ 46,889	$ –
Job Corps Training Services	–	–	–	–
Employment Training Services	–	–	–	–
Other(3) (4)	18,688	–	18,688	–
Total Operating Expenses (5)	1,970	–	1,970	–
Consolidated	$ 67,547	$ –	$ 67,547	$ –

Adjusted Operating Income (Loss):
Community Services	$ 30,799	$ 30,747	$ 86,784	$ 87,604
Job Corps Training Services	2,299	2,241	6,513	8,346
Employment Training Services	4,720	5,009	14,080	12,611
Other	(1,965)	(1,132)	(2,037)	(347)
Total Operating Expenses	(15,773)	(14,239)	(45,741)	(44,860)
Consolidated	$ 20,080	$ 22,626	$ 59,599	$ 63,354

(1) Other operating expense (income) per Income Statement Data on page 3 has been allocated for purposes of segment reporting.
(2) Operating loss for the three month and nine month periods ended September 30, 2010, included an estimated $46.9 million goodwill impairment charge.
(3) Operating loss for the three month and nine month periods ended September 30, 2010, included an estimated $13.8 million goodwill impairment charge in our International reporting unit.
(4) Operating loss for the three month and nine month periods ended September 30, 2010, included an estimated $4.9 million goodwill impairment charge in our Schools reporting unit.
(5) Operating loss for the three month and nine month periods ended September 30, 2010, included a $2.0 million charge related to Onex transaction costs in our corporate general and administrative expenses.

CONTACT:  ResCare, Inc.
          David W. Miles, Chief Financial Officer
          502-394-2137